Exhibit 99.1
TRANSMITTAL OF QUARTERLY
POST CONFIRMATION REPORT WITH CERTIFICATION
FOR THE QUARTER ENDED: December 27, 2008

In re: PHAR-MOR, INC., et al	)	Case No.: 01-44007 through 01-44015
)
	)	Chapter 11
)
Debtors	)	KAY WOODS,
	)	U.S. Bankruptcy Judge
Debtors, affirm that:
1.
The attached Chapter 11 Post Confirmation Report for the quarter ended December 27, 2008, which includes the Total Disbursement for Quarter, the Summary Amounts Distributed Under the Plan, and the Summary of Status on Consummation of Plan has been reviewed and the report as prepared fairly and accurately reflects the Debtors’ complete disbursement/distribution activity and status for the period stated.

2.
The individual responsible for preparing the attached report was Martin S. Seekely whose title is Chief Financial Officer. Any questions regarding the attached report should be directed to Martin S. Seekely at telephone number (330) 740-2920.

3.	The Debtors are in compliance with the provisions of the confirmed Chapter 11 Plan except as listed below:
None
4.	The undersigned is authorized to file this report on behalf of the Debtors.
It is certified hereby, under penalty of perjury, that the information provided herein is true and correct to the best of my knowledge and belief.

DEBTORS:

Dated: January 20, 2009	By:	/s/ Martin S. Seekely

Martin S. Seekely
Chief Financial Officer

CHAPTER 11 POST CONFIRMATION REPORT
FOR QUARTER ENDED December 27, 2008

Debtor: PHAR-MOR, INC. et al	Case No.: 01-44007 through 01-44015
Total Disbursements for Quarter
All disbursements made by the Debtor during the current quarter, whether under the plan or not, must be accounted for and reported herein for the purposes of calculating quarterly fees.
Total Disbursements: $250,819
Summary of Amounts Distributed Under the Plan:

		Current Quarter	Paid to Date
	A. Fees and Expenses:
1.	Trustee Compensation	$4,875	$255,200
2.	Fees for Attorney for Trustee	—	—
3.	Fee for Attorney for Debtors	40,682	2,528,106
4.	Other Professionals	36,615	7,586,864
5.	All expenses, including Trustee	—	—

	B. Distributions:
6.	Secured Creditors	—	—
7.	Priority Creditors	—	11,684,860
8.	Unsecured Creditors	—	35,061,310
9.	Equity Security Holders	—	—
10.	Other Payments or Transfers
	Merchandise and Other Payments	36,929	737,029,635
	Payroll	131,717	94,409,505
	Total Plan Payments
	(Sums of Lines 1-10)	$250,819	$888,555,479
Summary of Status on Consummation of Plan:

Plan payments are current:	Yes ☑ No ☐
If no, attach explanatory statement identifying payments not made (by creditor, amount, and date due), reason for non-payment, and an estimated date as to when payments will be brought current.

Quarterly fees due to the United States Trustee are current:	Yes ☑ No ☐

Anticipated date of final report/motion for final decree:	December 30, 2009